UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2008

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 - Material Impairments.

On September 17, 2008, at its regularly scheduled meeting, the board of directors of Republic Bancorp, Inc. (“Republic” or the “Company”) reviewed with executive management the market valuation of the Company’s non-agency mortgage backed security portfolio. Management estimates the Company will record a non-cash “Other-Than-Temporary-Impairment” charge of approximately $3.3 million for one of its non-agency mortgage backed securities with an amortized cost of $11.1 million. This security was downgraded during the quarter by Moody’s from a rating of “Aa1” to a rating of “Baa2”. The Company’s impairment write-down is based on August 31, 2008 estimated market values received by the Company on September 16, 2008.

In determining that this non-agency mortgage backed security was Other-Than-Temporarily-Impaired, the Company gave considerable weight to the significant downgrade of this security by Moody’s. The significance of the downgrade raised doubt about the ability of the Company to continue to collect the future principal and interest of the security in accordance with its original terms.

In addition to the charge recorded for the above non-agency mortgage backed security, the Company will also record a non-cash Other-Than-Temporary-Impairment charge of $1.4 million during the third quarter related to its holding of Federal Home Loan Mortgage Corporation (“Freddie Mac”) preferred stock.

The estimated after tax effect to third quarter net income of both impairment charges will be approximately $3.1 million with an impact to diluted earnings per Class A Common share of $0.15. The Company expects to be able to utilize the tax benefit of the impairment loss as a result of prior-year capital gains and from other tax planning strategies. The Company will finalize its estimates for these impairment charges in connection with the preparation of its third quarter 2008 financial statements. For the first six months of 2008, Republic reported net income of $28.5 million with diluted earnings per Class A Common share of $1.38.

For additional discussion of Republic’s Other-Than-Temporary-Impairment analyses, see “Footnote 2. Securities” in the Company’s Form 10-Q filed August 5, 2008.

Forward Looking Statements

Statements in this 8-K relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Republic's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2007 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc. (Registrant)

Date: September 19, 2008	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer